As filed with the Securities and Exchange Commission on March 13, 1997
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                 WAVETECH, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)


         New Jersey                                              22-2726569
         ----------                                              ----------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                              Identification No.)


           5210 E. Williams Circle, Suite 200, Tucson, Arizona 85711
           ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                            1997 Stock Incentive Plan
                            -------------------------
                            (Full title of the plan)


                           Gerald I. Quinn, President
                                 Wavetech, Inc.
                       5210 E. Williams Circle, Suite 200
                              Tucson, Arizona 85711
                     (Name and address of agent for service)

                                 (520) 750-9093
                                 --------------
          (Telephone number, including area code, of agent for service)

                                  With copy to:

                          Christopher D. Johnson, Esq.
                        Squire, Sanders & Dempsey L.L.P.
                            40 N. Central, Suite 2700
                             Phoenix, Arizona 85004
                                 (602) 528-4000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE: As soon as practicable after the Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE


================================================================================
 PROPOSED              PROPOSED
 TITLE OF              MAXIMUM        MAXIMUM
SECURITIES             AMOUNT         OFFERING       AGGREGATE        AMOUNT OF
  TO BE                 TO BE          PRICE         OFFERING       REGISTRATION
REGISTERED            REGISTERED     PER SHARE *      PRICE *            FEE
----------            ----------     -----------     ----------      -----------
Common Stock          4,600,000        $ 0.675       $3,105,000         $ 941
$.001 par value
================================================================================

* Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of Common Stock on March 12, 1997

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


          The documents containing the information specified in Part I, Items 1 and 2, will be delivered to participants in accordance with the requirements of Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents have been filed with the Commission by the Company and are hereby incorporated by reference into this Prospectus: (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1996, Commission File No. 000-15482, as amended; (b) all reports filed with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 subsequent to August 31, 1996; and
(c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, Commission File No. 33-8353 filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article XV of the Company's Bylaws, provides as follows: The corporation shall indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Except as provided herein below, any such indemnification shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum of directors who were or are not parties to such action, suit or proceeding, or (b) by the shareholders.

          Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action or proceeding, if authorized by the Board of Directors and upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company.

          To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees ) actually and reasonably incurred by him in connection therewith, without any further determination that he has met the applicable standard of conduct set forth above.

Item 7.    EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8.    EXHIBITS.

           Exhibit Index located at Page 10.

Item 9.    UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represents a fundamental change in the information set forth in the registration statement.

               (iii) To include any additional or changed material information with respect to the plan of distribution;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section

15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, and the State of Arizona, on March 12, 1997.

                                     WAVETECH, INC.
                            a New Jersey Corporation


                             By: /s/ Gerald I. Quinn
                                         -----------------------------------
                                              Gerald I. Quinn
                                              President, Chief Executive Officer
                                              and Director

                            SPECIAL POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, constitutes and appoints Gerald I. Quinn and Lydia M. Montoya, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


     Signature                      Title                             Date
     ---------                      -----                             ----

/s/ Terence E. Belsham        Chairman of the Board               March 12, 1997
--------------------------
Terence E. Belsham

     Signature                      Title                             Date
     ---------                      -----                             ----

/s/ Gerald I. Quinn          President, Chief Executive           March 12, 1997
--------------------------   Officer and Director
Gerald I. Quinn


/s/ Richard P. Freeman       Vice President Investor              March 12, 1997
--------------------------   Relations & Product Development
Richard P. Freeman           and Director



/s/ Lydia M. Montoya         Chief Financial Officer and          March 12, 1997
--------------------------   Treasurer (Principal financial
Lydia M. Montoya             and accounting officer)

                                  EXHIBIT INDEX


EXHIBIT                                                         PAGE OR
NUMBER          DESCRIPTION                                 METHOD OF FILING
------          -----------                                 ----------------

  4.1      1997 Stock Incentive Plan                               *

  4.2      Form of Incentive Stock Option Agreement                *

  4.3      Form of Non-Statutory Stock Option Agreement            *

  4.4      Form of Directors Stock Option Agreement                *

   5       Opinion of Squire, Sanders & Dempsey L.L.P. as          *
           to valid issuance of shares.

  24.1     Consent of Addison, Roberts & Ludwig, P.C.              *

  24.2     Consent of Squire, Sanders & Dempsey L.L.P.        See Exhibit 5

   25      Powers of Attorney                               See Signature Page

------------------

*   Filed herewith.